Exhibit 10.20

Execution Version
SECOND AMENDMENT TO CREDIT AGREEMENT
SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of December 19, 2013, among AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP V, L.P., a Delaware limited partnership (“Borrower”), AMERICAN REALTY CAPITAL TRUST V, INC., a Maryland corporation (“Parent”), the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS:
A.Borrower, the Administrative Agent and certain lenders (together with their respective successors and assigns, the “Lenders”) are parties to that certain Credit Agreement dated as of September 23, 2013, as amended by that certain First Amendment to Credit Agreement dated as of November 22, 2013 (as so amended, the “Credit Agreement”; and except as otherwise herein expressly provided, each initially capitalized term used herein has the meaning assigned to such term in the Credit Agreement).
A.    Parent is party to that certain Guaranty in favor of the Administrative Agent on behalf of the Lenders and the Issuing Bank dated as of September 23, 2013.
B.    Pursuant to Section 2.21 of the Credit Agreement, Borrower has requested, among other things, an increase in the Commitments by $155,000,000, and U.S. Bank National Association, Comerica Bank and Synovus Bank (each an “Electing Lender”), have each agreed to provide a portion of such increase
C.    The parties hereto desire to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.Amendment of Credit Agreement. Effective as of the Effective Date (defined below), the Credit Agreement is hereby amended as follows:
(a)    The definitions of “Arrangers” and “Arranger” set forth in Section 1.01 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:
““Arrangers” means, collectively, J.P. Morgan Securities LLC, Regions Capital Markets and Capital One, National Association; each of the Arrangers is individually an “Arranger”.”
(b)    The last sentence of the definition of “Commitment” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“As of December 19, 2013, the aggregate amount of the Lenders’ Commitments is $455,000,000.”
(c)    The words “Consolidated Entities” set forth in the definition of “Consolidated Fixed Charges” are hereby deleted in their entirety and replaced with the words “Consolidated Group”.
(d)    The following definition of “Consolidated Total Unsecured Debt” is hereby added to Section 1.01 of the Credit Agreement:

““Consolidated Total Unsecured Debt” means that portion of Consolidated Total Debt which is not secured by a lien on any real property owned or leased by Borrower or any Subsidiary or Unconsolidated Affiliate, as applicable.”
(e)    The definition of “Consolidated Unencumbered Leverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
““Consolidated Unencumbered Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Unsecured Debt to (b) Total Unencumbered Asset Value.”
(f)    The definition of “Joint Fee Letter” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.
(g)    The definition of “Unencumbered DSCR Debt Service” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
““Unencumbered DSCR Debt Service” means, as of any date of determination, an amount equal to the constant monthly debt service payments of principal plus interest that would be paid for a Measuring Period, if such debt service payments were calculated so as to fully amortize, over a term of thirty (30) years commencing as of the date of such calculation, a loan in an amount equal to the sum of the average daily amount of the aggregate outstanding principal balance of the Consolidated Total Unsecured Debt plus the average daily amount of the aggregate outstanding principal balance of the Loans, in each case, during such Measuring Period, assuming such amount were to bear interest at a fixed interest rate equal to the greater of (i) United States Federal Reserve Statistical Release (H.15) for ten (10) year Treasury Constant Maturities having maturities as close as possible to ten (10) years from the date of such calculation, plus three percent (3.00%) per annum and (ii) seven percent (7.00%) per annum. All of such calculations shall be subject to approval by the Administrative Agent.”
(h)    Clause (ii) of Section 2.12(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(ii) each of the Arrangers, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Arrangers.”
(i)    Schedule 2.01 of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto.
Section 2.    Commitments. Each Electing Lender agrees that, as of the Effective Date, it shall be a Lender for all purposes under the Loan Documents and agrees to be bound by all of its obligations thereunder and its respective Commitment shall be equal to the amount set forth on Schedule 2.01 attached hereto.
Section 3.    Joint Lead Arranger and Documentation Agents. Capital One, National Association is hereby named a Joint Lead Arranger and a Documentation Agent under the Credit Agreement. U.S. Bank National Association is hereby named a Documentation Agent under the Credit Agreement.
Section 4.    Effective Date. The “Effective Date” shall be the date on which all of the following have been satisfied:
(a)    the Administrative Agent shall have received Borrower’s and Parent’s signed counterparts of this Agreement;

(b)    each Electing Lender shall have received a Note executed by Borrower in the principal amount equal to such Electing Lender’s Commitment as set forth on Schedule 2.01 attached hereto; and
(c)    the Administrative Agent shall have been paid all reasonable out-of-pocket expenses, including reasonable legal fees for the Administrative Agent’s outside counsel, due to it pursuant to the transaction contemplated herein and all reasonable outstanding out-of-pocket fees and expenses, if any, that have been invoiced to Borrower to date.
Section 5.    Borrower’s Representations. Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:
(a)    each of the representations and warranties of Borrower contained or incorporated in the Credit Agreement, as amended by this Agreement, or any of the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date);
(b)    as of the date hereof and immediately after giving effect to this Agreement, no Default and no Event of Default has occurred and is continuing;
(c)    Borrower has all necessary limited partnership power and authority to execute, deliver and perform its obligations under this Agreement; Borrower has been duly authorized by all necessary limited partnership action on its part; and this Agreement has been duly and validly executed and delivered by Borrower and constitutes Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
(d)    Borrower’s execution and delivery of this Agreement (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by‑laws or other organizational documents of Borrower or any order of any governmental authority and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or any of its assets.
Section 6.    Parent’s Representations. Parent hereby represents and warrants to the Administrative Agent and the Lenders, as follows:
(a)    each of the representations and warranties of Parent contained or incorporated in the Guaranty or any of the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date);
(b)    as of the date hereof and immediately after giving effect to this Agreement, Parent is in compliance with its obligations under the Guaranty and each of the other Loan Documents to which it is a party;
(c)    Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; Parent has been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by Parent and constitutes Parent’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
(d)    Parent’s execution and delivery of this Agreement (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by‑laws or other organizational documents of Parent or any order of any governmental authority and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Parent or any of its assets.
Section 7.    Ratifications.
(a)    Borrower hereby (i) reaffirms, ratifies, confirms, and acknowledges its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party and agrees to continue to be bound thereby and perform thereunder and (ii) agrees and acknowledges that the Credit Agreement (as amended hereby) and the other Loan Documents and all of Borrower’s obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been affected, modified or amended.
(b)    Parent hereby (i) reaffirms, ratifies, confirms, and acknowledges its obligations under the Guaranty and the other Loan Documents to which it is a party and agrees to continue to be bound thereby and perform thereunder and (ii) agrees and acknowledges that the Guaranty and the other Loan Documents and all of Parent’s obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been affected, modified or amended.
Section 8.    Miscellaneous.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    Amendments, Etc. The terms of this Agreement may be waived, modified and amended only by an instrument in writing duly executed by Borrower and the Administrative Agent (with any consent of the Lenders required pursuant to the Credit Agreement). Any such waiver, modification or amendment shall be binding upon Borrower, the Guarantors, the Administrative Agent and the Lenders.
(c)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower, Parent, the Administrative Agent and the Lenders.
(d)    Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
(e)    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by facsimile or email transmission shall be effective as manual delivery of an executed counterpart hereof.
(f)    Severability. Any provision hereof which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP V, L.P., a Delaware limited partnership

By:	American Realty Capital Trust V, Inc., a Maryland corporation, its general partner
By:        /s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

PARENT:

AMERICAN REALTY CAPITAL TRUST V, INC., a Maryland corporation

By:        /s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

ADMINISTRATIVE AGENT:
JPMORGAN CHASE BANK, N.A.
By:        /s/ Rita Lai
Name:    Rita Lai
Title:    Senior Credit Banker

LENDERS:
JPMORGAN CHASE BANK, N.A.
By:        /s/ Rita Lai
Name:    Rita Lai
Title:    Senior Credit Banker

REGIONS BANK
By:        /s/ Michael R. Mellott
Name: Michael R. Mellott
Title: Director

CAPITAL ONE, NATIONAL ASSOCIATION
By:        /s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION
By:        /s/ Gordon J. Clough
Name: Gordon J. Clough
Title: Vice President

COMERICA BANK
By:        /s/ Charles Weddell
Name: Charles Weddell
Title: Vice President

SYNOVUS BANK
By:        /s/ David W. Bowman
Name: David W. Bowman
Title: SVP